UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2020

Gritstone Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38663	47-4859534
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5959 Horton Street, Suite 300

Emeryville, California 94608

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (510) 871-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	GRTS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01	Other Events.

On October 20, 2020, Gritstone Oncology, Inc. (the “Company”) entered into an Option and License and Development Agreement (the “License Agreement”) with Genevant Sciences GmbH (“Genevant”). Pursuant to the License Agreement, Genevant granted the Company exclusive license rights under certain intellectual property related to Genevant’s lipid nanoparticle technology (“LNP Technology”) for a single indication, and the Company agreed to pay Genevant an initial payment of $2.0 million, up to an aggregate of $71.0 million in specified development, regulatory, and commercial milestones, and low to mid-single digit royalties on net sales of licensed products. The License Agreement expands the Company’s intellectual property rights to the LNP Technology originally obtained pursuant to its License Agreement with Arbutus Biopharma Corporation and Protiva Biotherapeutics, dated as of October 16, 2017 (as amended, the “Arbutus License”).

Pursuant to the License Agreement, Genevant also granted the Company certain options to expand the licensed field beyond the single indication. If the Company exercises any options under the License Agreement to expand the licensed field, the Company would be required to pay to Genevant additional option exercise fees, specified development, regulatory and commercial milestones and royalties on net sales of licensed products in respect of the expanded licensed field. The Company also granted to Genevant a nonexclusive license to certain intellectual property developed under the Arbutus License.

The License Agreement continues in effect until the last to expire royalty term or early termination. The License Agreement is terminable by the Company for convenience with 90 days prior written notice or immediately if based on certain product safety or efficacy or regulatory criteria. Either party may terminate the agreement for material breach, subject to a cure period, and Genevant may terminate the agreement if the Company challenges a licensed patent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRITSTONE ONCOLOGY, INC.

Date: October 23, 2020	By:	/s/ Jean-Marc Bellemin
Jean-Marc Bellemin
Executive Vice President, Chief Financial Officer